 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 7, 2018 (August 29, 2018)

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Offerings of Convertible Notes

On August 29, 2018, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement with EMA Financial, LLC (“Investor1”), for the private placement of a $75,000 Convertible Promissory Note (“Note1”).

On September 4, 2018, the Company entered into a securities purchase agreement with Power Up Lending Group LTD. (“Investor2”), for the private placement of a $52,500 Convertible Promissory Note (“Note2”).

On September 4, 2018, the Company received $75,000 of gross proceeds from the offering of the Note1. On September 6, 2018, the Company received $52,500 of gross proceeds from the offering of the Note2.

Terms of Note1

The aggregate principal amount of Note1 (together with accrued interest) will mature on May 29, 2019.

Beginning in March 2019, Investor1 shall have the option to convert all or a portion of the amounts outstanding under the Note, into shares of the Company's Common Stock. Conversions into Common Stock shall be calculated using a variable conversion price equal to 65% of the average of the three lowest closing bid prices for the shares over the prior ten day trading period immediately preceding the conversion.

Shares of Common Stock may not be issued pursuant to Note1 if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.9% of the outstanding shares of Common Stock.

Note1 bears interest at a rate of 8% per annum. The interest rate increases to 22% in the event of a default under Note1.

Note1 contains standard and customary events of default including but not limited to: (i) failure to make payments when due under the Note1, and (ii) bankruptcy or insolvency of the Company.

The common stock issuable upon conversion of Note1 are entitled to piggyback registration rights in certain limited circumstances.

Terms of Note2

The aggregate principal amount of Note2 (together with accrued interest) will mature on September 4, 2019.

Beginning in March 2019, Investor2 shall have the option to convert all or a portion of the amounts outstanding under Note2, into shares of the Company's Common Stock. Conversions into Common Stock shall be calculated using a variable conversion price equal to 65% of the average of the three lowest closing bid prices for the shares over the prior ten day trading period immediately preceding the conversion.

Shares of Common Stock may not be issued pursuant to Note2 if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock.

Note2 bears interest at a rate of 8% per annum. The interest rate increases to 22% in the event of a default under Note2.

Note2 contains standard and customary events of default including but not limited to: (i) failure to make payments when due under the Note2, and (ii) bankruptcy or insolvency of the Company.

There are no registration rights applicable to Note2 or its underlying conversion shares.

The foregoing description of Note1 and Note2 (and the related securities purchase agreements) are a summary and are qualified in their entirety by reference to the documents attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, which documents are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	10.1	Securities Purchase Agreement Dated August 29, 2018
	10.2	Convertible Promissory Note Dated August 29, 2018
	10.3	Securities Purchase Agreement Dated September 4 2018
	10.4	Convertible Promissory Note Dated September 4, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 7, 2018	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer